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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934




                              September 26, 1995
               ------------------------------------------------
               Date of report (Date of earliest event reported)




                                  ADVO, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                          1-11720               06-0885252
-------------------------------      -------------------      -----------------
 (State or other jurisdiction     (Commission file        (I.R.S. Employer
 of incorporation)                   number)                Identification No.)




  One Univac Lane, P.O. Box 755, Windsor, CT          06095-0755
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 (Address of principal executive offices)                (Zip Code)




Registrant's telephone number, including area code:       (860) 285-6100
                                                     --------------------------
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Item 5.   Other Events
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          On September 26, 1995, ADVO, Inc. (the "Company") announced it had retained Goldman, Sachs & Co. as its investment advisor to assist its Board of Directors in exploring strategic alternatives aimed at enhancing long-term shareholder value. The Company said these alternatives may include a sale of the entire company in one or a series of transactions, a business combination, a reorganization or recapitalization or any similar transaction. The Company said that no decision had been made to pursue any particular strategic alternative, and there could be no assurance that any transaction will result from the Company's exploration process.

          The Company also announced that it had elected to sell its Marketing Force subsidiary. For financial reporting purposes the sale will be treated as a discontinued operation. The Company has been approached by several potential buyers.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

          The following exhibit is filed herewith.

Exhibit
No.       Description
---       -----------

99        Press release, dated September 26, 1995, issued by the Company.
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                                  SIGNATURES







     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  ADVO, Inc.





Date: October 6, 1995                   By: David M. Stigler/s/
      ---------------                       ----------------------------
                                            David M. Stigler
                                            Senior Vice President,
                                            Legal and Public Affairs,
                                            General Counsel and Secretary